Exhibit 3.35

03 OCT 30 AM 10:10

CERTIFICATE OF LIMITED PARTNERSHIP

1.		Kimball Hill Calusa Palms Limited Partnership
(Name of Limited Partnership; must contain a suffix such as “Limited”, “Ltd.”, or “Limited Partnership”)

2.		8584 Katy Freeway, Suite 200, Houston, Texas 77024
(Business address of Limited Partnership)

3.		CT Corporation System
(Name of Registered Agent for Service of Process)

4.		1200 South Pine Island Road, Plantation, Florida 33324
(Florida street address for Registered Agent)

5.		/s/ James M. Halpin
James M. Halpin Assistant Secretary
(Registered Agent must sign here to accept designation as Registered Agent for Service of Process)

6.		c/o Kimball Hill Homes, 5999 New Wilke Rd., Suite 504, Rolling Meadows, IL
(Mailing Address of the Limited Partnership)

7.		The latest date upon which the Limited Partnership is to be dissolved is: 10/27/2023
8.	Name(s) of general partner(s):	Street address: 8584 Katy Freeway, Suite 200
Kimball Hill Homes Florida, Inc.		Houston, Texas 77024
P97000022233

Under penalties of perjury I (we) declare that I (we) have read the foregoing and know the contents thereof and that the facts stated herein are true and correct.

Signed this 27th  day of October, 2003.

Signature of all general partners:	KIMBALL HILL HOMES FLORIDA, INC., a Florida corporation

	By:	/s/ Hal H. Barber
General Partner		General Partner
Hal H. Barber, Vice President

General Partner		General Partner

General Partner		General Partner

03 OCT 30 AM 10:10

AFFIDAVIT OF CAPITAL CONTRIBUTIONS
FOR FLORIDA LIMITED PARTNERSHIP

The undersigned constituting all of the general partners of

Kimball Hill Calusa Palms Limited Partnership	,

a Florida Limited Partnership, certify:

The amount of capital contributions to date of the limited partners is $10,000.

The total amount contributed and anticipated to be contributed by the limited partners at this time totals $5,000,000.

Signed this 27th day of October, 2003.

FURTHER AFFIANT SAYETH NOT.

Under the penalties of perjury I (we) declare that I (we) have read the foregoing and know the contents thereof and that the facts stated herein are true and correct.

KIMBALL HILL HOMES FLORIDA, INC., a Florida corporation

	By:	/s/ Hal H. Barber
General Partner		General Partner
Hal H. Barber

General Partner		General Partner

General Partner		General Partner